UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Paradigm Genetics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 07, 2004

Dear Stockholder,

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Paradigm Genetics, Inc. to be held at 10:00 a.m. (local time) on Wednesday, May 12, 2004 at the offices of Paradigm Genetics, Inc., 108 T.W. Alexander Drive, Research Triangle Park, NC 27709.

At the Annual Meeting, three people will be elected to the Board of Directors. We will seek Stockholder approval to increase the number of shares of common stock authorized for issuance and to increase the number of shares available under the Company’s 2003 Employee, Director and Consultant Stock Plan. In addition, we will ask the Stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent public accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

Sincerely,
G. Steven Burrill	Heinrich Gugger, Ph.D.
Chairman	President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

PLEASE RETURN YOUR PROXY PROMPTLY.

PARADIGM GENETICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held Wednesday, May 12, 2004

To the Stockholders of Paradigm Genetics, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Paradigm Genetics, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 12, 2004 at the offices of the Company, 108 T.W. Alexander Drive, Research Triangle Park, NC 27709 at 10:00 a.m. (local time) for the purpose of considering and taking action on the following proposals:

1.	To elect three members to the Board of Directors to serve for a three-year term ending in 2007 and until their successors are duly elected and qualified.

2.	To amend the Company’s Certificate of Incorporation, as amended to date, to increase the authorized number of shares of the Company’s Common Stock from 50,000,000 to 100,000,000 shares.

3.	To increase by 2,000,000 to 2,500,000 shares the aggregate number of shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”) for which stock and stock options may be granted under the Company’s 2003 Employee, Director and Consultant Stock Plan (the “2003 Stock Plan”).

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004.

5.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on March 26, 2004 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS

J. Barry Buzogany, Esquire

Secretary

March 31, 2004

PRELIMINARY COPY

SUBJECT TO COMPLETION

DATED: MARCH 08, 2004

PARADIGM GENETICS, INC.

108 T.W. ALEXANDER DRIVE

RESEARCH TRIANGLE PARK, NC 27709

(919) 425-3000

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Paradigm Genetics, Inc. (“Paradigm Genetics” or the “Company”), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at the offices of Paradigm Genetics, 108 T.W. Alexander Drive, Research Triangle Park, NC 27709 on Wednesday, May 12, 2004 at 10:00 a.m. (local time), and any adjournments thereof (the “Meeting”). This Proxy Statement and the accompanying proxy are being mailed on or about April 7, 2004 to all Stockholders entitled to notice of and to vote at the Meeting.

At the Meeting, Stockholders entitled to vote will consider and act upon the matters outlined in the notice of meeting accompanying this Proxy Statement. Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted:

•	FOR the election of the three nominees for director named herein.

•	FOR the proposal to amend the Company’s Certificate of Incorporation to increase the authorized number of shares of the Company’s Common Stock from 50,000,000 to 100,000,000 shares.

•	FOR the proposal to increase by 2,000,000 to 2,500,000 shares the aggregate number of shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”) for which stock and stock options may be granted under the Company’s 2003 Employee, Director and Consultant Stock Plan (the “2003 Stock Plan”).

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s Common Stock is necessary to constitute a quorum at the Meeting. Votes of Stockholders of Record who are present at the meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

The nominees for election as directors at the meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting. Abstaining or withholding authority to vote for a nominee for director will have no effect on the election of directors. For the proposal to increase the aggregate number of shares of the Company’s Common Stock for which stock and stock options may be granted under the

Company’s 2003 Stock Plan and the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004, the affirmative vote of a majority of shares of Common Stock present or represented by proxy and entitled to vote at the Meeting is necessary for approval. Because abstentions are treated as shares present or represented and entitled to vote at the Meeting, abstentions with respect to either of these proposals will have the same effect as a vote against the proposal. For the proposal to amend the Company’s Certificate of Incorporation, the affirmative vote of a majority of the Company’s outstanding Common Stock is necessary for approval. Abstentions with respect to this proposal will have the same effect as a vote against the proposal.

If you hold your shares of Common Stock through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter. Broker non-votes are not considered for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of votes from which the majority is calculated. The proposal to increase the aggregate number of shares of the Company’s Common Stock for which stock and stock options may be granted under the Company’s 2003 Stock Plan is not considered a routine matter and therefore your broker or representative cannot vote on it unless they receive your instructions.

The close of business on March 26, 2004 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on March 26, 2004, the Company had              shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

The Annual Report to Stockholders for the fiscal year ended December 31, 2003 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows the Company or brokers holding shares on behalf of Company stockholders to send a single set of the Company’s annual report and proxy statement to any household at which two or more of the Company’s Stockholders reside, if either the Company or the brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both Stockholders and the Company. It reduces the volume of duplicate information received by Stockholders and helps to reduce the Company’s expenses. The rule applies to the Company’s annual reports, proxy statements and information statements. Once Stockholders receive notice from their brokers or from the Company that communications to their addresses will be “householded,” the practice will continue until Stockholders are otherwise notified or until they revoke their consent to the practice. Each Stockholder will continue to receive a separate proxy card or voting instruction card.

Stockholders whose households received a single set of disclosure documents this year, but who would prefer to receive additional copies, may contact the Company’s transfer agent, American Stock Transfer & Trust Company, by calling their toll free number, 1-800-937-5449.

Stockholders who do not wish to participate in “householding” and would like to receive their own sets of the Company’s annual disclosure documents in future years, should follow the instructions described below. Stockholders who share an address with another stockholder of the Company and who would like to receive only a single set of the Company’s annual disclosure documents, should follow these instructions:

•	Stockholders whose shares are registered in their own name should contact the Company’s transfer agent, American Stock Transfer & Trust Company, and inform them of their request by calling them at 1-800-937-5449 or writing them at 59 Maiden Lane, New York, New York 10038.

•	Stockholders whose shares are held by a broker or other nominee should contact the broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 27, 2004 concerning the beneficial ownership of the Common Stock by each stockholder known by the Company to be the beneficial owner of 5% or more of the outstanding shares of Common Stock, each current member of the Board of Directors, each executive officer or former executive officer named in the Summary Compensation Table on page 14, and all directors and current executive officers as a group.

	Shares Beneficially Owned(1)
Name and Address**	Number	Percent
Mazama Capital Management, Inc.(2)	7,477,032	22.9%
800 Fifth Ave.—Ste. 24-B New York, NY 10021

Innotech Investments Limited(3)	3,966,542	12.2%
3 Charterhouse Mews Charterhouse Square London EC1M 6BB

Entities Affiliated with The Burrill AgBio Capital Fund L.P.(4)	2,157,828	6.6%
One Embarcadero Center Suite 2700 San Francisco, CA 94111

G. Steven Burrill (5)	2,157,828	6.6%
Heinrich Gugger, Ph.D. (6)	635,967	1.9%
John E. Hamer, Ph.D. (7)	476,786	1.5%
Thomas J. Colatsky, Ph.D. (8)	190,500	*
Philip R. Alfano (9)	160,417	*
J. Barry Buzogany, Esq. (10)	155,417	*
Robert M. Goodman, Ph.D. (11)	70,666	*
Michael Summers (12)	65,666	*
Mark B. Skaletsky (13)	57,000	*
Susan K. Harlander, Ph.D. (14)	29,444	*
Henri Zinsli, Ph.D. (15)	26,000	*
Leroy E. Hood, M.D., Ph.D. (16)	17,500	*
All directors and current executive officers as a group (14 persons)	4,660,784	13.5%

*	Represents beneficial ownership of less than 1% of the Company’s outstanding shares of Common Stock.
**	Addresses are given for beneficial owners of 5% or more of the outstanding Common Stock only.
(1)	The number of shares of Common Stock issued and outstanding on February 27, 2004, was 32,605,360. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at February 27, 2004, plus shares of Common Stock subject to options and warrants held by such person at February 27, 2004 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.
(2)	This information is based solely on the Schedule 13G/A filed by Mazama Capital Management Inc. with the Securities and Exchange Commission on February 11, 2004, which reported ownership as of December 31, 2003.
(3)	Includes warrants to purchase 187,500 shares of our common stock. All of the issued capital stock of Innotech Investments Limited is owned by a blind trust, the sole Trustee of which is J. S. Portrait, who as a result of her control of the shares of Innotech, may be deemed to be the beneficial owner of the Paradigm shares held by Innotech.

(4)	As the General Partner of Burrill AgBio Capital Fund L.P., Burrill & Company, LLC, is deemed to beneficially own the shares held of record by Burrill AgBio Capital Fund L.P. Mr. Burrill is the Chief Executive Officer of Burrill & Company, LLC.
(5)	Includes 1,947,828 shares of record held by The Burrill AgBio Capital Fund L.P., which Mr. Burrill may be deemed to beneficially own by virtue of his position as the Chief Executive Officer of Burrill & Company, LLC, the General Partner of Burrill AgBio Capital Fund L.P. Mr. Burrill disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in Burrill AgBio Capital Fund L.P. Includes 74,666 shares that are subject to immediately exercisable stock options. Also includes an additional 1,334 shares that may be acquired upon the exercise of options within 60 days of February 27, 2004. Also includes 134,000 shares purchased on the open market.
(6)	Consists of 363,750 shares that are subject to immediately exercisable stock options. Also includes of 193,050 shares of common stock purchased on the open market. Also includes 56,667 shares of common stock issued as part of 2002 bonuses and 10,000 shares purchased through an employee stock purchase plan. Also includes additional 12,500 shares that may be acquired upon the exercise of options within 60 days of February 27, 2004.
(7)	Includes 8,350 shares held by Dr. Hamer’s wife, of which 7,300 shares were issued upon the exercise of stock options and 1,050 shares were purchased through an employee stock purchase plan. Also includes 2,000 shares held by Dr. Hamer’s daughter. Also includes 24,333 shares of common stock that were issued upon the exercise of stock options and 371,281 shares that are subject to immediately exercisable stock options held by Dr. Hamer. Also includes 68,333 shares of common stock issued as part of 2002 bonuses. Also includes an additional 2,489 shares that may be acquired upon the exercise of options within 60 days of February 27, 2004 by Dr. Hamer.
(8)	Consists of 132,500 shares that are subject to immediately exercisable stock options. Also includes 53,333 shares of common stock issued as part of 2002 bonuses. Also includes an additional 500 shares purchased on the open market. Also includes additional 4,167 shares that may be acquired upon the exercise of options within 60 days of February 27, 2004.
(9)	Consists of 126,250 shares that are subject to immediately exercisable stock options. Also includes of 30,000 shares of common stock purchased on the open market. Also includes additional 4,167 shares that may be acquired upon the exercise of options within 60 days of February 27, 2004.
(10)	Consists of 126,250 shares that are subject to immediately exercisable stock options. Also includes of 25,000 shares of common stock purchased on the open market. Also includes additional 4,167 shares that may be acquired upon the exercise of options within 60 days of February 27, 2004.
(11)	Includes 52,666 shares, which were issued upon the exercise of stock options and 12,332 shares issuable upon the exercise of immediately exercisable stock options. Includes an additional 668 shares that may be acquired upon the exercise of options within 60 days of February 27, 2004. Also includes 5,000 shares purchase on the open market.
(12)	Includes 64,998 shares that are subject to immediately exercisable stock options. Includes an additional 668 shares that may be acquired upon the exercise of options within 60 days of February 27, 2004.
(13)	Includes 25,776 shares that are subject to immediately exercisable stock options and an additional 1,224 shares that may be acquired upon the exercise of options within 60 days of February 27, 2004. Also includes 30,000 shares purchased on the open market.
(14)	Consists of 24,665 shares that are subject to immediately exercisable stock options and an additional 1,779 shares that may be acquired upon the exercise of options within 60 days of February 27, 2004. Also includes 3,000 shares purchased on the open market.
(15)	Includes 11,000 shares, which were issued upon the exercise of stock options, and 12,332 shares that are subject to immediately exercisable stock options. Includes an additional 668 shares that may be acquired upon the exercise of options within 60 days of February 27, 2004. Also includes 2,000 shares purchase on the open market.
(16)	Consists of 16,054 shares that are subject to immediately exercisable stock options and an additional 1,446 shares that may be acquired upon the exercise of options within 60 days of February 27, 2004.

CORPORATE GOVERNANCE

In February 2003, the Company’s Board of Directors adopted a Code of Ethics and Conduct, which is posted, together with the charters for the Audit Committee and Nominating Committee of the Board, on the corporate governance page of our website. The corporate governance page can be accessed in the Investor Relations section of our website at www.paradigmgenetics.com. Our Code of Ethics and Conduct applies to all directors, officers and employees of Paradigm Genetics, including the Chief Executive Officer, Chief Financial Officer and Corporate Controller. The three key principles of the Code are to act with integrity, to act legally and to act responsibly with respect to work for Paradigm Genetics.

MANAGEMENT

Board of Directors

Under the Company’s Charter and Bylaws, the number of members of the Company’s Board of Directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of nine members. The Board of Directors is classified into three classes as follows: Michael Summers, Leroy E. Hood, Ph.D., and Henri Zinsli, Ph.D. constitute a class with a term ending in 2005 (the “Class II directors”); G. Steven Burrill, Heinrich Gugger, Ph.D., and Robert Goodman, Ph.D. constitute a class with a term ending in 2006 (the “Class III directors”); Mark B. Skaletsky, Susan K. Harlander, Ph.D. and Douglas R. Morton, Jr., Ph.D. constitute a class with a term which expires at the upcoming meeting (the “Class I directors”);. At each annual meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The Board of Directors has voted to set the size of the Board of Directors at nine members and to nominate Mark B. Skaletsky, Susan K. Harlander, Ph.D. and Douglas R. Morton, Jr., Ph.D. for election at the Meeting for a term of three years, to serve until the 2007 annual meeting of Stockholders, and until their respective successors have been elected and qualified. The Class II directors and the Class III directors will serve until the annual meetings of Stockholders to be held in 2005 and 2006, respectively, and until their respective successors have been elected and qualified.

Michael Summers, Leroy E. Hood, Ph.D., Henri Zinsli, Ph.D., G. Steven Burrill, Robert Goodman, Ph.D., Mark B. Skaletsky, Susan K. Harlander, Ph.D., and Douglas R. Morton, Jr. Ph.D. are independent directors, as defined in the listing criteria of the Nasdaq National Market System.

Set forth below are the names of the persons nominated as directors and the directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position with the Company
G. Steven Burrill	59	Director and Chairman of the Board
Robert M. Goodman, Ph.D.	58	Director
Michael Summers	62	Director
Henri Zinsli, Ph.D.	63	Director
Mark B. Skaletsky	55	Director
Susan K. Harlander, Ph.D.	55	Director
Leroy E. Hood, Ph.D	65	Director
Heinrich Gugger, Ph.D.	53	Director
Douglas R. Morton, Jr., Ph.D.	58	Director

G. Steven Burrill has been a member of our Board of Directors since March 1999, and has served as the chairman of our Board of Directors since December 1999. Mr. Burrill is the Chief Executive Officer of Burrill & Company, a life science merchant bank, which he founded in 1994. Prior to starting Burrill & Company, Mr. Burrill spent 27 years with Ernst & Young, including the last 17 years as a partner of the firm. Mr. Burrill received his BBA degree from the University of Wisconsin-Madison. Mr. Burrill currently serves on the Boards of Directors of DepoMed, Inc., Third Wave Technologies, Inc., Catalyst Biosciences, Inc., Galapagos Genomics, Inc., Pyxis Genomics, Inc., and Targacept, Inc.

Michael Summers has been a member of our Board of Directors since March 1998. Since October 1990, Mr. Summers has been a managing partner of Summers Associates, a specialized international business development organization. Mr. Summers is also managing director of Floranova Limited. He received his B.S. in Botany from the University of Exeter in 1964.

Robert M. Goodman, Ph.D. has been a member of our Board of Directors since June 1998. Since September 1991, Dr. Goodman has been a Professor of Plant Pathology at the University of Wisconsin-Madison. Dr. Goodman is also a member of the Microbiology graduate program, the interdepartmental program in plant genetics and plant breeding, the Gaylord Nelson Institute of Environmental Studies, the graduate program in cellular and molecular biology and the biotechnology training program. He previously was Executive Vice President, Research and Development, at Calgene, Inc., and presently serves as a director of Cornell Research Foundation, Inc., the International Maize and Wheat Improvement Center and of PlantGenix, Inc. He is co-founder of eMetagen LLC, a start up company offering a drug discovery platform based on natural products derived from microbial diversity. Dr. Goodman received a Ph.D. in plant virology from Cornell University in 1973.

Henri Zinsli, Ph.D. has been a member of our Board of Directors since June 1998. Since January 2002, Dr. Zinsli has served as the Executive Chairman of Discovery Partners International AG in Allschwil, Switzerland. From 1999 to 2002 Dr. Zinsli also served as the Chief Executive Officer of Discovery Technologies Ltd. Since 2002 Dr. Zinsli has served as the Chairman of the Board of Directors of Covalys AG in Witterswil, Switzerland, and on the Board of Directors of InPheno AG in Basel, Switzerland. From 1998 to 2002 Dr. Zinsli served as the Chairman of Zeptosens Inc. in Witterswil, Switzerland. He is also a non-executive director of Plasmon, plc, in Royston, England, a position that he has held since 1996. Until 1996, he was the head of Corporate Business Development at Ciba-Geigy Ltd. (now Novartis) in Basel, Switzerland. Dr. Zinsli had over 30 years of experience at Ciba-Geigy Ltd. He received his Ph.D. in economics at the University of St. Gallen, Switzerland in 1968.

Mark B. Skaletsky joined the Company as a director in February 2001. Mr. Skaletsky has been the Chairman and Chief Executive officer of Trine Pharmaceuticals, Inc. (formerly Essential Therapeutics, Inc.) since April 2001. From May 1993 to January 2001, Mr. Skaletsky was the President and Chief Executive Officer of GelTex Pharmaceuticals, Inc. From 1988 to 1993, Mr. Skaletsky served as Chairman and Chief Executive Officer of Enzytech, Inc., a biotechnology company. From 1981 to 1988, Mr. Skaletsky served as President and Chief Operating Officer of Biogen, Inc. Mr. Skaletsky is past Chairman of the Biotechnology Industry Organization. He also serves as a member of the Board of Directors of Isis Pharmaceuticals, Inc., ImmunoGen and Advanced Magnetics, Inc. In addition, Mr. Skaletsky is a member of the Board of Trustees of Bentley College located in Waltham, MA. Mr. Skaletsky attended Bentley College and graduated in 1970 with a Bachelor Degree in Finance.

Susan K. Harlander, Ph.D. has been a member of our Board of Directors since May 1, 2001. Dr. Harlander has been the President of BIOrational Consultants, Inc. since May 2000. From May 1995 to May 2000, Dr. Harlander served in various positions at The Pillsbury Company, including Vice President, Biotechnology Development and Agricultural Research and Vice President, Green Giant and Progresso R&D and Agricultural Research. From 1991 to 1995, Dr. Harlander served as Director, Dairy Foods Research Development at Land O’ Lakes, Inc. From 1984 to 1992, Dr. Harlander served as an Assistant and Associate Professor in the Department of Food Science and Nutrition, University of Minnesota. Dr. Harlander received her Ph.D. in Food Science in 1984 from the University of Minnesota.

Leroy E. Hood, M.D., Ph.D. has been a member of our Board of Directors since January 2002. Dr. Hood founded and has been the President and Director of the Institute for Systems Biology in Seattle, Washington since January 2000. From 1992 until January 2000, Dr. Hood was the Gates Professor and Chairman, Department of Molecular Biotechnology, at the University of Washington in Seattle. Dr. Hood earned his M.D. from Johns Hopkins University in 1964 and a Ph.D. in biochemistry from the California Institute of Technology in 1968. He is recognized as one of the world’s leading scientists in molecular biotechnology and genomics. At the California Institute of Technology, he and colleagues pioneered four instruments that constitute the technological foundation for contemporary molecular biology. One of the instruments allows the rapid automated sequencing of DNA. Dr. Hood participated in the Human Genome Project—the quest to decipher the sequence of human DNA. He serves on the Board of Directors for Celtrans, Inc., Lynx Therapeutics Inc., Omeros Inc., and Targeted Growth, Inc.

Heinrich Gugger, Ph.D. has served as our Chief Executive Officer since July 2002. From July 1998 to January 2002, Dr. Gugger served as President of Syngenta Crop Protection Inc., a merger of Zeneca Agchemicals and Novartis Crop Protection. He led the $2 billion business through the North American merger planning and integration and was instrumental in the company’s introduction of 10 new products at formulation level in its first nine months. From December 1994 to June 1998, Dr. Gugger served as Head of Global Business Unit Fungicides for Novartis AG. From April 1992 to November 1994 he served as Ciba-Geigy’s (now Novartis) Head of Global Business Unit Electronic Materials, a global leader in providing polymeric materials to the printed wiring board and chip manufacturing industry. He began his professional career as a research scientist with Ciba-Geigy in Switzerland before joining Spectra-Physics, Inc., a laser and analytical instrumentation company, in April 1988. Dr. Gugger serves on the Board of Directors of the North Carolina Biotechnology Institute. He received his Ph.D. in Inorganic and Physical Chemistry from the University of Bern, Switzerland in October 1980. Dr. Gugger was an IBM World Trade Post Doctoral Fellow in Applied Physics at the IBM Research Division in San Jose, California and was supported by a grant from the Swiss National Science Foundation.

Douglas R. Morton, Jr., Ph.D. will become a member of our Board of Directors upon the closing of our acquisition of TissueInformatics, Inc. Dr. Morton has been the Chief Executive Officer of Southwest Michigan Innovation Center since November 2003. From April 2003 to October 2003, Dr. Morton served as a Vice President in the Discovery division of Pfizer, Inc. From April 2000 to March 2003, Dr. Morton served as Group Vice President—Technology Acquisitions & Operations of Pharmacia Corporation. From June 1998 to March 2000, Dr. Morton served as Group Vice President—Technology Acquisitions & Skillbase Development of Pharmacia & Upjohn, Inc. Dr. Morton graduated magna cum laude from Kenyon College with an A.B. in Chemistry; he was awarded a Ph.D. in Organic Chemistry by Columbia University and completed postdoctoral studies in that field at Stanford University. Dr. Morton has authored or co-authored 45 peer-reviewed scientific publications and holds 43 U.S. Patents.

Attendance at Stockholder Meetings

The Board has a policy that directors make all reasonable efforts to attend the Company’s annual stockholder meetings. All the current directors attended last year’s annual stockholders’ meeting, with the exception of Leroy E. Hood, Ph.D. Douglas R. Morton also did not attend the Company’s annual stockholder meetings as he was not a director at that time.

Communications with the Board

Stockholders may communicate with the Board of Directors by sending an email to BoardofDirectors@paradigmgenetics.com or by sending a letter to Paradigm Genetics Board of Directors, c/o the Office of the Corporate Secretary, 108 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709. The Office of the Corporate Secretary will receive the correspondence and forward it to the Chairman of the Audit Committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to Paradigm Genetics or its business, or is similarly inappropriate. The Office of the Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2003, there were four meetings of the Board of Directors, and the various committees of the Board of Directors met a total of 15 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal 2003, with the exception of Dr. Hood, who attended approximately 50% of the Board meetings.

Audit Committee. The Audit Committee, which met eight times in fiscal 2003, has three members and presently consists of Mr. Skaletsky (as Chairman), Mr. Burrill and Mr. Summers. The Audit Committee is comprised solely of directors who meet all the independence standards for audit committee members, as set forth in the Sarbanes-Oxley Act of 2002 and the listing standards of the Nasdaq National Market System. The Board has designated Messrs. Skaletsky and Burrill as “audit committee financial experts” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act. The Audit Committee is responsible for retaining and overseeing the Company’s independent auditors, approving the services performed by them and for reviewing the Company’s financial reporting process, accounting principles and its system of internal accounting controls. The Audit Committee operates under the amended written charter adopted by the Board of Directors on February 13, 2004, which is included in Appendix A to this proxy statement. Please see the “Report of Audit Committee” below.

Compensation Committee. The Compensation Committee, which met six times during fiscal 2003, has four members and presently consists of Mr. Burrill (as Chairman), Dr. Zinsli, Dr. Harlander, and Dr. Goodman. The Compensation Committee is comprised solely of directors who meet all the independence standards for compensation committee members, as set forth in the listing standards of the Nasdaq National Market System. The Compensation Committee reviews, approves and makes recommendations on the Company’s compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. The Compensation Committee is responsible for establishing and administering the Company’s executive compensation, the Company’s 2003 Stock Plan and other employee equity plans. Please see the “Report of Compensation Committee” below.

Option Committee. Mr. Burrill is the sole member of the Option Committee, which did not formally act during fiscal 2003. The Option Committee has the authority to grant options within a prescribed limit (which limit may be changed by the Compensation Committee from time to time) to employees below the vice president level without seeking Compensation Committee approval.

Nominating Committee. The Nominating Committee, which met once during fiscal 2003, has three members, Mr. Burrill, Mr. Skaletsky and Dr. Harlander. The Nominating Committee is comprised solely of directors who meet all the independence standards for nominating committee members, as set forth in the listing standards of the Nasdaq National Market System. The Nominating Committee operates pursuant to a written charter adopted by the Board of Directors on February 13, 2004. The Nominating Committee’s role, following consultation with all other members of the Board of Directors, is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees. In evaluating and determining whether to recommend a person as a candidate for election as a director, the Committee considers, among other things, relevant management and/or industry experience; values such as integrity, accountability, judgment and adherence to high performance standards; independence pursuant to the guidelines set forth in the listing standard of the Nasdaq National Market System; ability and willingness to undertake the requisite time commitment to Board functions; and an absence of conflicts of interest with the Company.

The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the size of the Board, the need for particular expertise on the Board, the upcoming election cycle of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director that may come to the Committee’s attention through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Committee, and may be considered at any point during the year.

The Nominating Committee will consider candidates recommended by stockholders, when the nominations are properly submitted, under the criteria summarized above. The deadlines and procedures for stockholder submissions of director nominees are described below under “Stockholder Proposals and Director Nominations.” Following verification of the stockholder status of persons proposing candidates, the Committee makes an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Company’s Board before deciding to undertake a complete evaluation of the candidate. If any materials are provided by a stockholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the Committee as part of its review. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed by the Committee, a potential candidate nominated by a stockholder is treated like any other potential candidate during the review process by the Committee.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee has four members, Mr. Burrill (as Chairman), Dr. Zinsli, Dr. Harlander, and Dr. Goodman and the Option Committee has one member, Mr. Burrill. None of the members of our Compensation Committee has at any time been one of our officers or employees. No member of our Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Compensation of Directors

Our directors who are also our employees receive no compensation for serving on the Board of Directors.

Through December 2003, we paid each of our non-employee directors a fee of $16,000 per year. We reimburse our non-employee directors for reasonable expenses incurred in attending Board and Committee meetings. Annually, each non-employee director receives an option to purchase 6,000 shares each year upon grants by the Compensation Committee, except for the Chairman of the Board, who receives an option to purchase 12,000 shares. These options vest in equal monthly increments over 36 months beginning on January 1 of the year in which they are granted.

Commencing in 2004, we will pay each of our non-employee directors a fee of $25,000 per year, with the following exceptions, the Chairman of the Board will receive at 50% premium and the Audit Committee and Compensation Committee Chairmen will receive a 20% premium. This excluded duplicate premiums to the Compensation Committee Chairman and the Chairman of the Board. We reimburse our non-employee directors for reasonable expenses incurred in attending Board and Committee meetings. Quarterly, each non-employee director receives an option to purchase 1,500 shares each quarter upon grants by the Compensation Committee, except for the Chairman of the Board, who receives an option to purchase 3,000 shares. These options vest in equal monthly increments over 36 months. Upon a change in control these options become fully vested.

Executive Officers

The names of, and certain information regarding, executive officers of the Company are set forth below. Except for executive officers who have employment agreements with the Company, the executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position
Heinrich Gugger, Ph.D. .	53	President and Chief Executive Officer
Philip R. Alfano	54	Vice President, Finance, Chief Financial Officer and Treasurer
Thomas J. Colatsky, Ph.D.	54	Vice President, Healthcare Research
James D. Bucci	59	Vice President, Human Resources
Keith R. Davis, Ph.D	46	Vice President, Agricultural Research
J. Barry Buzogany, Esquire	59	Vice President, General Counsel and Corporate Secretary
Peter Johnson M.D	49	Executive Vice President and Chief Medical Officer
Mark Braughler, Ph.D	53	Vice President, Business Development – Healthcare

Heinrich Gugger, Ph.D. has served as our Chief Executive Officer since July 2002. From July 1998 to January 2002, Dr. Gugger served as President of Syngenta Crop Protection Inc., a merger of Zeneca Agchemicals and Novartis Crop Protection. He led the $2 billion business through the North American merger planning and integration and was instrumental in the company’s introduction of 10 new products at formulation level in its first nine months. From December 1994 to June 1998, Dr. Gugger served as Head of Global Business Unit Fungicides for Novartis AG. From April 1992 to November 1994 he served as Ciba-Geigy’s (now Novartis) Head of Global Business Unit Electronic Materials, a global leader in providing polymeric materials to the printed wiring board and chip manufacturing industry. He began his professional career as a research scientist with Ciba-Geigy in Switzerland before joining Spectra-Physics, Inc., a laser and analytical instrumentation company, in April 1988. Dr. Gugger serves on the Board of Directors of the North Carolina Biotechnology Institute. He received his Ph.D. in Inorganic and Physical Chemistry from the University of Bern, Switzerland in October 1980. Dr. Gugger was an IBM World Trade Post Doctoral Fellow in Applied Physics at the IBM Research Division in San Jose, California and was supported by a grant from the Swiss National Science Foundation.

Philip R. Alfano has served as our Vice President, Finance and Chief Financial Officer since November 2002. From February 2001 to November 2002, Mr. Alfano was Senior Vice President and Chief Financial Officer of Greenwood Group, Inc. (d.b.a. Manpower), the largest Manpower franchise in the United States. From April 1998 to January 2001, he was Senior Vice President and Chief Financial Officer of Research Triangle Commerce, Inc., a commerce infrastructure company for whom he directed initial and secondary equity raises and coordinated a merger with a Nasdaq-listed company. From August 1994 to December 1997, he served as Senior Vice President and Chief Financial Officer for Winston Hotels, Inc., a publicly held real estate investment trust. Mr. Alfano received his B.B.A. in Accounting at St. Bonaventure University and completed graduate finance courses at Pace University.

Thomas J. Colatsky, Ph.D. has served as our Vice President, Healthcare Research since August 2002. From September 2001 to August 2002, Dr. Colatsky was President and Chief Executive Officer of Argolyn Bioscience, a company focused on enabling the design and development of novel peptide drugs and diagnostics. From February 1999 to August 2001, he was Executive Vice President and Chief Scientific Officer at Physiome Sciences. From May 1982 to February 1999, he served in various research roles at Wyeth-Ayerst including Vice President, Cardiovascular and Metabolic Disorders, Discovery Research. Dr Colatsky received his Ph.D. in physiology from the State University of New York at Buffalo. His undergraduate degree is from Georgetown University in May 1972.

James Bucci has served as our Vice President of Human Resources since February 2000. From November 1997 to February 2000, Mr. Bucci was Senior Vice President of Human Resources for Suburban Hospital Healthcare Systems in Bethesda, Maryland, a not-for-profit integrated healthcare provider. From April 1993 to October 1997, he served as Group Vice President of Human Resources at First Citizens Bank in Raleigh, North Carolina, a closely held regional bank. Mr. Bucci has prior senior level human resources experience at Hallmark Cards, Inc. and Fidelity Investments. Mr. Bucci received his Masters degree in Human Development in 1984 from the University of Rhode Island. His undergraduate degree is from Brown University.

Keith R. Davis, Ph.D. has served as our Vice President, Agricultural Research since April 2002. From February 2000 to March 2002, he previously served as our Director of Plant Research. From July 1999 to January 2000 he served as our Manager of Molecular Biology and Genetics for plant research. From August 1989 to June 1999, Dr. Davis was an Associate Professor of Plant Biology and Acting Director of the campus-wide Plant Molecular Biology and Biotechnology group at The Ohio State University. Dr. Davis was also co-founder and Associate Director of the NSF-funded Arabidopsis Biological Resource Center at Ohio State University. Dr. Davis’ research on plant-virus interactions and plant responses to biotic and abiotic stress has been funded by the EPA, USDA, and NIH. Dr. Davis received his Ph.D. in Molecular, Cellular, and Developmental Biology from the University of Colorado, Boulder, in 1985.

J. Barry Buzogany, Esquire has served as our Vice President, General Counsel and Secretary since November 2002. From March 2000 to April 2002, Mr. Buzogany was Senior Vice President, General Counsel and Secretary of Gene Logic, Inc., a publicly traded genomics and bioinformatics company, where he established the company’s first in-house legal function, resolved litigation issues and directed the intellectual property function. From May 1998 to November 1999, he was Executive Director and Corporate Counsel for Centocor, Inc., a biopharmaceutical company. From April 1992 to May 1998, he served as Vice President and General Counsel for Boehringer Mannheim, a pharmaceutical company. Additionally, he was General Counsel to public companies engaged in the manufacture and sale of bioindustrial products and specialty chemicals, respectively. Mr. Buzogany received his J.D. from University of Akron College of Law and his M.A. in International Relations from University of Southern California.

Peter C. Johnson, MD will become our Executive Vice President and Chief Medical Officer upon the closing of our acquisition of TissueInformatics, Inc, where he was a Co-Founder and served as Chairman and Chief Executive Officer since 1999. In 1994, he founded and became the first Executive Director and in 1996 the first President of the Pittsburgh Tissue Engineering Initiative, a regional collaboration of five research Universities/Hospitals that helped to spawn the emerging biotechnology industry in Pittsburgh, making it a world leader in tissue engineering. From 1989 to 1999, he served as Assistant Professor and then Associate Professor of Surgery at the University of Pittsburgh School of Medicine, where he practiced reconstructive surgery. He was also the Research Director in Plastic Surgery during that interval and founded and led the Facial Nerve Center, a multidisciplinary center for the care of facial paralysis patients. He presently serves as Adjunct Professor of Surgery at the University of Pittsburgh. Dr. Johnson is the Past President of the Pennsylvania Biotechnology Association (where he continues as a Board member), the Plastic Surgery Research Council and the Tissue Engineering Society, International. He is the Co-Editor of the journal, Tissue Engineering. He serves on the Board of Directors of the Carnegie Institute of Pittsburgh and the Carnegie Science Center, the Tissue Engineering Society, International and is a member of the Business Advisory Council of the Federal Reserve Bank, Cleveland Branch. Dr. Johnson received his BS degree from the University of Notre Dame and his MD degree from the State University of New York Upstate Medical Center. He took his General Surgery training at Case-Western Reserve University and his Plastic Surgery training at the University of Pittsburgh School of Medicine. He was a postdoctoral research fellow at Harvard University in the study of thrombosis. He is an author on multiple patents related to digital tissue analysis and clinical morphometry.

J. Mark Braughler, Ph.D., will become our Vice President, Business Development, Healthcare upon the closing of our acquisition of Tissue Informatics, Inc. From September 2000, Dr. Braughler has served as Senior Vice President of Business Development at TissueInformatics. From August 1998 to March 2000, Dr. Braughler

was President & CEO of Argonex Inc., a biotechnology company based in Charlottesville, VA which owned Upstate Biotechnology, one of the world’s leading privately held cell signaling reagent companies. From 1995 to 1998, Dr. Braughler was Vice President, Business Development of Pharmacia & Upjohn, a leading global pharmaceutical company formed through the merger of Pharmacia Corporation and The Upjohn Company in 1995. From 1989 to 1995, he served as Director of Acquisition Review, Research Contracts, Competitive Intelligence and Intellectual Property for The Upjohn Company. Prior to beginning his career in business, Dr. Braughler was a Senior Research Scientist for The Upjohn Company from January 1982 to August 1989 where he jointly led global drug discovery and development efforts in central nervous system trauma. Prior to beginning his career in industry in 1983, he was Associate Professor of Pharmacology with tenure at the Northeastern Ohio Universities College of Medicine from June 1979 to December 1982. Dr. Braughler received his Ph.D. in pharmacology in 1976 from the University of Pittsburgh School of Medicine. Dr. Braughler was an NIH post-doctoral fellow in Clinical Pharmacology at the University of Virginia School of Medicine from 1977 to 1979.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth summary information as to compensation received by the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers who were employed by the Company at the end of fiscal 2003 (collectively, the “named executive officers”) for services rendered to the Company in all capacities during the three fiscal years ended December 31, 2003.

	Annual Compensation						Securities Underlying Options	All Other Compensation
Name and Principal Position	Year	Salary		Bonus
Heinrich Gugger, Ph.D. (1) President and Chief Executive Officer, and Director	2003 2002	$ $	340,000 123,448	$ $	153,450 104,000	(6)	170,000 300,000	$ $	2,295 17,439	(9) (10)

John E. Hamer, Ph.D. (2) Chief Scientific Officer.	2003 2002 2001	$ $ $	230,001 280,130 195,000	$ $ $	49,548 91,000 38,295	(7)	70,000 200,000 19,500	$ $ $	5,350 3,450 1,650	(11) (9) (9)

Thomas J. Colatsky, Ph.D. (3) Vice President, Healthcare Research	2003 2002	$ $	215,001 88,327	$ $	52,678 32,000	(8)	70,000 100,000	$ $	3,000 5,853	(9) (12)

Philip R. Alfano (4) Vice President, Finance, Chief Financial Officer and Treasurer	2003 2002	$ $	200,000 19,824	$ $	48,275 7,500		70,000 100,000	$ $	2,850 —	(9)

J. Barry Buzogany, Esq (5) Vice President, General Counsel and Corporate Secretary	2003 2002	$ $	200,000 24,579	$ $	47,525 17,500		70,000 100,000	$ $	9,891 2,406	(13) (14)

(1)	Dr. Gugger joined the Company in July 2002.
(2)	Dr. Hamer resigned as of December 31, 2003.
(3)	Dr. Colatsky joined the Company in August 2002.
(4)	Mr. Alfano joined the Company in November 2002.
(5)	Mr. Buzogany joined the Company in November 2002.
(6)	Includes 56,667 shares of common stock valued at $17,000 (based upon a share price of $0.30 per share at date of grant), which shares were paid on June 30, 2003.
(7)	Includes 68,333 shares of common stock valued at $20,500 (based upon a share price of $0.30 per share at date of grant), which shares were paid on June 30, 2003.
(8)	Includes 53,333 shares of common stock valued at $16,000 (based upon a share price of $0.30 per share at date of grant), which shares were paid on June 30, 2003.
(9)	Represents matching contributions made under the Company’s 401(K) plan.
(10)	Represents reimbursements for moving expenses paid to Dr. Gugger.
(11)	Represents payments paid on the behalf of Mr. Hamer for legal and tax consulting in the amount of $2,350 and matching contributions made under the Company’s 401(K) plan in the amount of $3,000.
(12)	Represents reimbursement for moving expenses paid to Dr. Colatsky in the amount of $5,047 and matching contributions made under the Company’s 401(K) plan in the amount of $806.
(13)	Represents reimbursement for moving expenses paid to Mr. Buzogany in the amount of $7,041 and matching contributions made under the Company’s 401(K) plan in the amount of $2,850.
(14)	Represents reimbursement for moving expenses paid to Mr. Buzogany.

Option Grants in Last Fiscal Year

The following table presents each grant of stock options during the fiscal year ended December 31, 2003, to each of the named executive officers. All options were granted under our 2000 Stock Option Plan.

The potential realizable value is calculated based on the seven year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to the rules promulgated by the SEC and does not represent our estimate of future stock price performance. The potential realizable value of 5% and 10% appreciation are calculated by:

•	Multiplying the number of shares of common stock under the option by the market price at grant date;

•	Assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the options; and

•	Subtracting from that result the aggregate option exercise price.

Percentages shown under “Percentage of Total Options Granted to Employees in Fiscal Year” are based on an aggregate of 1,264,645 options granted to our employees and directors under the Company’s 2000 Stock Option Plan and 2002 Non-Qualified Stock Option Plan.

Individual Grants

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Market Price on Date of Grant	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
						5%	10%
Heinrich Gugger, Ph.D.	170,000	13.4%	$0.24	$0.24	2/12/10	$16,610	$38,708
John E. Hamer, Ph.D	70,000	5.5%	$0.24	$0.24	2/12/10	$6,839	$15,938
Philip R. Alfano	70,000	5.5%	$0.24	$0.24	2/12/10	$6,839	$15,938
Thomas J. Colatsky, Ph.D	70,000	5.5%	$0.24	$0.24	2/12/10	$6,839	$15,938
J. Barry Buzogany, Esq.	70,000	5.5%	$0.24	$0.24	2/12/10	$6,839	$15,938

(1)	Options were granted pursuant to the Company’s 2000 Stock Option Plan. The options cliff vest as to 100% after seven years of service with the opportunity at the Board of Directors discretion for up to 100% acceleration of vesting at December 31, 2003. The vesting period commenced February 12, 2003. On February 13, 2004 the Board of Directors accelerated the vesting period for 100% of these options.
(2)	The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionee’s continued employment through the option period and the date on which the options are exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the exercises of options by each of the named executive officers during fiscal year 2003. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2003 and the values of “in-the-money” options, which values represent the positive spread (if any) between the exercise price of any such option and the fiscal year-end value of the Common Stock.

The following table includes options granted under the Company’s 1998 Stock Option Plan, 2000 Stock Option Plan and 2002 Non-Qualified Stock Option Plan.

Name	Shares Acquired On Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of the Unexercised In-The-Money Options at Fiscal Year-End (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Heinrich Gugger, Ph.D	—	—	351,250	118,750	$248,975	$26,125
John E. Hamer, Ph.D.(3)	—	—	366,302	57,365	$269,805	$4,688
Thomas J. Colatsky, Ph.D.	—	—	128,333	41,667	$124,600	$27,500
Philip R. Alfano	—	—	122,083	47,917	$128,808	$39,292
J. Barry Buzogany, Esq.	—	—	122,083	47,917	$131,413	$41,688

(1)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.
(2)	The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company’s Common Stock of $1.47, which was the closing sale price per share of the Company’s Common Stock as reported in the NASDAQ National Market System on December 31, 2003.
(3)	Dr. Hamer resigned effective as of December 31, 2003.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2003.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	3,519,251	$1.63	380,373
Equity compensation plans not approved by security holders (2)	310,600	1.03	89,400

Total	3,829,851	$1.58	469,773

(1)	These plans consist of the Company’s 1998 Stock Option Plan, 2000 Stock Option Plan and the 2003 Stock Plan.
(2)	Consists of the Company’s 2002 Non-Qualified Stock Option Plan.

Employment Contracts, Termination of Employment and Change of Control Arrangements

In July 2002, we entered into an employment agreement with Heinrich Gugger which provides for a minimum annual base salary of $270,000 and an award of options to purchase 300,000 shares of Common Stock at an exercise price of $1.25 per share. So long as Dr. Gugger remains employed by the Company, these options vest over a period of 36 months with 25% of the shares vesting immediately, an additional 25% vesting after twelve months of service and the remaining 50% vesting over the following 24 months in equal monthly increments. Dr. Gugger is also eligible for an annual cash bonus and a special one-time $70,000 cash incentive upon the achievement of mutually agreed upon objectives. The agreement also required us to pay Dr. Gugger an allowance for his relocation to Raleigh/Durham, North Carolina. The agreement provides that Dr. Gugger’s employment may be terminated with or without cause at any time by Dr. Gugger or us. However, the agreement provides that if we terminate his employment without cause, we must pay him the amount of his then current base salary until the earlier to occur of twelve months following the date of termination or the date on which Dr. Gugger secures comparable regular, full-time employment or a consulting engagement lasting for more than six months. If we experience a change of control after such a termination, all severance payments become immediately due and payable.

In August 2002, we entered into an employment agreement with Thomas Colatsky which provides for a minimum annual base salary of $215,000 and an award of options to purchase 100,000 shares of Common Stock at an exercise price of $0.81 per share. So long as Dr. Colatsky remains employed by the Company, these options vest over a period of 36 months with 25% of the shares vesting immediately, an additional 25% vesting after twelve months of service and the remaining 50% vesting over the following 24 months in equal monthly increments. Dr. Colatsky is also eligible for an annual cash bonus upon the achievement of mutually agreed upon objectives. The agreement also required us to pay Dr. Colatsky an allowance for his relocation to Raleigh/Durham, North Carolina. The agreement provides that Dr. Colatsky’s employment may be terminated with or without cause at any time by Dr. Colatsky or us. However, if we terminate his employment without cause, we must pay him the amount of his then current base salary until the earlier to occur of twelve months following the date of termination or the date on which Dr. Colatsky secures comparable regular, full-time employment or a consulting engagement lasting for more than six months. If we experience a change of control after such a termination, all severance payments become immediately due and payable.

In November 2002, we entered into an employment agreement with Philip Alfano which provides for a minimum annual base salary of $200,000 and an award of options to purchase 100,000 shares of Common Stock at an exercise price of $0.65 per share. So long as Mr. Alfano remains employed by the Company, these options vest over a period of 36 months with 25% of the shares vesting immediately, an additional 25% vesting after twelve months of service and the remaining 50% vesting over the following 24 months in equal monthly increments. Mr. Alfano is also eligible for an annual cash bonus upon the achievement of mutually agreed upon objectives. The agreement provides that Mr. Alfano’s employment may be terminated with or without cause at any time by Mr. Alfano or us. However, if we terminate his employment without cause, we must pay him the amount of his then current base salary until the earlier to occur of twelve months following the date of termination or the date on which Mr. Alfano secures comparable regular, full-time employment or a consulting engagement lasting for more than six months. If we experience a change of control after such a termination, all severance payments become immediately due and payable.

In November 2002, we entered into an employment agreement with Barry Buzogany which provides for a minimum annual base salary of $200,000 and an award of options to purchase 100,000 shares of Common Stock at an exercise price of $0.60 per share. So long as Mr. Buzogany remains employed by the Company, these options vest over a period of 36 months with 25% of the shares vesting immediately, an additional 25% vesting after twelve months of service and the remaining 50% vesting over the following 24 months in equal monthly increments. Mr. Buzogany is also eligible for an annual cash bonus upon the achievement of mutually agreed upon objectives. The agreement also required us to pay Mr. Buzogany an allowance for his relocation to Raleigh/Durham, North Carolina. The agreement provides that Mr. Buzogany’s employment may be terminated with or without cause at any time by Mr. Buzogany or us. However, if we terminate his employment without cause, we must pay him the amount of his then current base salary until the earlier to occur of twelve months following the date of termination or the date on which Mr. Buzogany secures comparable regular, full-time employment or a consulting engagement lasting for more than six months. If we experience a change of control after such a termination, all severance payments become immediately due and payable.

In January 2004, we entered into an employment agreement with Peter Johnson, M.D., which provides for a minimum annual base salary of $240,000 and an award of options to purchase 100,000 shares of Common Stock at a strike price determined on his first day of employment. So long as Dr. Johnson remains employed by the Company, these options vest over a period of 36 months with 25% of the shares vesting immediately, an additional 25% vesting after twelve months of service and the remaining 50% vesting over the following 24 months in equal monthly increments. Dr. Johnson is also eligible for an annual cash bonus upon the achievement of mutually agreed upon objectives. The agreement provides that Dr. Johnson’s employment may be terminated, with or without cause, at any time by Dr. Johnson or us. However, if we terminate his employment without cause, we must pay him the amount of his then current base salary until the earlier to occur of twelve months following the date of termination or the date on which Dr. Johnson secures comparable regular, full-time employment or a consulting engagement lasting for more than six months. If we experience a change of control after such a termination, all severance payments become immediately due and payable.

In January 2004, we entered into an employment agreement with Mark Braughler, which provides for a minimum annual base salary of $175,000 and an award of options to purchase 35,000 shares of Common Stock at a strike price to be determined on his first day of employment. So long as Dr. Braughler remains employed by the Company, these options vest over a period of 36 months with 25% of the shares vesting immediately, an additional 25% vesting after twelve months of service and the remaining 50% vesting over the following 24 months in equal monthly increments. Dr. Braughler is also eligible for an annual cash bonus upon the achievement of mutually agreed upon objectives. The agreement provides that Dr. Braughler’s employment may be terminated, with or without cause, at any time by Dr. Braughler or us. However, if we terminate his employment without cause, we must pay him the amount of his then current base salary until the earlier to occur of twelve months following the date of termination or the date on which Dr. Braughler secures comparable regular, full-time employment or a consulting engagement lasting for more than six months. If we experience a change of control after such a termination, all severance payments become immediately due and payable.

At the time of commencement of employment, all of our employees, including all of our officers, sign offer letters and employment agreements. These employment agreements provide for employment at will and contain standard provisions relating to confidential information and invention assignment by which the employee agrees not to disclose any confidential information received during his or her employment by us and that, with some exceptions, he or she will assign to us any and all inventions conceived or developed during employment.

The outstanding option agreements issued under our 1998 Stock Option Plan and 2000 Employee, Director and Consultant Stock Option Plan provide for accelerated vesting of options under certain circumstances in connection with a change of control (as defined in such option agreements). If an option holder’s employment is terminated by us for a reason other than for “cause” (as defined in the applicable stock option agreement) within 12 months of a subsequent change of control, that employee’s unvested options shall vest immediately upon such termination. If an option holder’s employment is terminated as a result of voluntary resignation, disability or death or is terminated by us for cause, then that employee’s unvested options shall cease to vest.

Performance Graph: Comparison of Cumulative Total Return

The graph set forth below compares the annual percentage change in the Company’s cumulative total stockholder return on its Common Stock between May 5, 2000 (the date the Common Stock commenced public trading) and December 31, 2003 with the cumulative total return of the NASDAQ Composite Index and the NASDAQ Biotechnology Index during the same period. This graph assumes the investment of $100 on May 5, 2000 in the Company’s Common Stock and each of the comparison groups and assumes reinvestment of dividends, if any. The Company has not paid any dividends on the Common Stock, and no dividends are included in the report of the Company’s performance. This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Information used on the graph was obtained from NASDAQ, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

	May 2000	December 2000	December 2001	December 2002	December 2003
PDGM	$100	$140.35	$80.00	$4.08	$20.63
Nasdaq	$100	$64.73	$51.10	$34.99	$52.49
Nasdaq Biotech	$100	$106.51	$86.25	$48.79	$71.12

REPORT OF COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

Overview

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed entirely of Directors who are not current or former employees of the Company. The Compensation Committee is responsible for establishing and administering the Company’s executive compensation policies and the Company’s stock option and other employee equity plans. This report addresses the compensation policies for fiscal year 2003 as they affected Dr. Gugger, in his capacity as the President and Chief Executive Officer, and Director, and the other executive officers of the Company.

General Compensation Philosophy

The objectives of the Company’s executive compensation program are to:

•	Attract, motivate and retain qualified executives and reward performance;

•	Reward executives for their contributions towards achieving the Company’s strategic goals; and

•	Align the interests of executives with the long-term interests of stockholders.

Executive Officer Compensation Program

The Company’s executive officer compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) annual incentive bonuses, which are based on predetermined Company objectives and individual performance goals; and (iii) long-term incentive compensation in the form of periodic stock option grants, with the objective of aligning the executive officers’ long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies who compete with the Company for prospective employees.

In considering compensation of the Company’s executives, the Compensation Committee considers the anticipated tax treatment to the Company of various components of compensation. The Company does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which generally disallows a tax deduction for certain compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company. The Compensation Committee has considered the requirements of Section 162(m) of the Code and its related regulations. The Compensation Committee’s present policy is to take reasonable measures to preserve the full deductibility of substantially all executive compensation, to the extent consistent with its other compensation objectives.

Base Salary and Benefits

The Compensation Committee reviews base salary levels for the Company’s executive officers on an annual basis. The Compensation Committee studies salary surveys and other salary information that relate to similar biotechnology companies to assist in its evaluation of executive compensation. The Compensation Committee seeks to compare the salaries paid by companies similar in size and stage of development to the Company. Within this comparison group, the Company seeks to make comparisons to executives at a comparable level of experience, who have a comparable level of responsibility and expected level of contribution to the Company’s performance. In setting base salaries, the Compensation Committee also takes into account the intense level of competition among biotechnology companies to attract talented personnel, as well as individual experience and performance. The Company seeks to set base salaries to be competitive with compensation paid by comparable companies to persons with similar experience. Executive officers are also entitled to participate in benefit plans generally available to employees.

Annual Incentive Bonuses

The Compensation Committee determines the amount of annual cash bonuses based on achievement of predetermined financial, operational and strategic objectives of the Company as well as individual performance goals. The Compensation Committee evaluates a number of quantitative and qualitative factors, including (i) the Company’s financial performance in an officer’s area of responsibility, (ii) the officer’s progress towards non-financial objectives and (iii) the officer’s ability to manage and motivate others, develop and maintain the skills necessary to work in a high-growth company, recognize and pursue new business opportunities and initiate programs to enhance the Company’s growth and successes. Bonuses are awarded on an annual basis.

Long-Term Incentive Compensation

Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Company’s Common Stock. The Company believes that option grants (i) align executive officer interests with stockholder interests by creating a direct link between stockholder return and compensation, (ii) give executives a long-term interest in the Company’s success and (iii) help retain executive talent in a competitive market. Option grants are made from time to time, based on the Compensation Committee’s view that an executive’s contributions have or will have a significant impact on the Company’s performance. When determining the magnitude of an option grant, the Compensation Committee considers, among other factors, (i) past performance of the executive, (ii) appropriate incentives to meet long-term objectives, (iii) the magnitude of grants awarded at other biotechnology companies and companies of comparable size and complexity and (iv) the amount of equity held by the executive prior to the grant.

Chief Executive Officer Compensation

Dr. Gugger has served as President, Chief Executive Officer and Director since July 2002. For 2003, the Compensation Committee fixed Dr. Gugger’s base salary at $340,000, a salary that is consistent with the range of salary received by Dr. Gugger’s counterparts in comparable biotechnology companies. Dr. Gugger is also eligible for an annual bonus of up to 50% of his salary based on business and financial performance of the Company and individual performance during the fiscal year. In February 2004, based on the Company’s business performance, completion of key corporate goals and objectives, and the achievement of individual goals and objectives during 2003, the Compensation Committee awarded Dr. Gugger a bonus of $153,450.

In 2002, Dr. Gugger also had received a stock option with respect to 170,000 shares of our common stock that vest after seven years of employment. This option was to vest earlier if the company met certain financial and operating goals. The Board of Directors determined that the financial and operating goals were met in 2003 and the option was fully vested as of February 13, 2004.

The Compensation Committee

G. Steven Burrill

Henri Zinsli

Robert M. Goodman

Susan K. Harlander

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the NASDAQ National Market System, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Committee is responsible for selecting, compensating and retaining the Company’s independent auditors, approving the services they will perform, and reviewing the performance of the independent auditors. The Committee reviews with management and the independent auditors the Company’s annual financial statements on Forms 10-K and the Company’s quarterly financial statements on Forms 10-Q. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2003, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with management and PricewaterhouseCoopers LLP, the Company’s independent auditors;

•	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•	Received written disclosures and the letter from PricewaterhouseCoopers LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee

Mark B. Skaletsky

Michael Summers

G. Steven Burrill

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that (i) one report covering one transaction, was filed late by each of Philip Alfano, Barry Buzogany and Heinrich Gugger (ii) one report covering two transactions was filed late by each of John Hamer and Heinrich Gugger.

ELECTION OF DIRECTORS

(Notice Item 1)

The Company’s Charter and Bylaws provide for a classified Board of Directors. The number of members of the Company’s Board of Directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of nine members. The Board of Directors is classified into three classes as follows: three Class III directors with a term ending in 2006, four Class II directors with a term ending in 2005 and three Class I directors with a term that expires at the upcoming meeting. At each annual meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The Board of Directors has voted to set the size of the Board of Directors at nine members and to nominate Mark B. Skaletsky, Susan K. Harlander, Ph.D. and Douglas R. Morton, Jr., Ph.D. for election at the Meeting for a term of three years, to serve until the 2007 annual meeting of Stockholders, and until their respective successors have been elected and qualified. The Class III directors and the Class II directors will serve until the annual meetings of Stockholders to be held in 2006 and 2005, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MARK B. SKALETSKY, SUSAN HARLANDER, PH.D. AND DOUGLAS R. MORTON, JR., PH.D. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

APPROVE THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK FROM 50,000,000 TO 100,000,000 SHARES.

(Notice Item 2)

The Board of Directors has determined that it is advisable to increase our authorized common stock from 50,000,000 shares to 100,000,000 shares, and has voted to recommend that the stockholders adopt an amendment to our Certificate of Incorporation effecting the proposed increase.

As of February 27, 2004, approximately 32.6 million shares of our common stock were issued and outstanding (excluding treasury shares), approximately an additional 4.9 million shares were reserved for issuance upon the conversion of existing securities and exercise of options granted under our various stock-based plans and a maximum of approximately an additional 6.5 million shares were reserved for issuance in connection with our acquisition of Tissue Informatics, Inc. Accordingly, a total of approximately 6.0 million shares of common stock is available for future issuance.

The Board of Directors believes it continues to be in our best interest to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Certificate of Incorporation and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments. We currently have no specific understandings, arrangements or agreements with respect to any future acquisitions that would require us to issue a material amount of new shares of our common stock. However, the Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

We will not solicit further authorization by vote of the stockholders for the issuance of the additional shares of common stock proposed to be authorized, except as required by law, regulatory authorities or rules of the Nasdaq Stock Market or any other stock exchange on which our shares may then be listed. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

The affirmative vote of a majority of the common stock outstanding and entitled to vote at the Meeting is required to approve the amendment to our Certificate of Incorporation to effect the proposed increase in our authorized shares.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK FROM 50,000,000 TO 100,000,000 SHARES AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INCREASE IN THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK AND STOCK OPTIONS MAY BE GRANTED UNDER THE COMPANY’S

2003 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

(Notice Item 3)

Our Paradigm Genetics, Inc. 2003 Employee, Director and Consultant Stock Plan was approved by our Board of Directors and stockholders in 2003 and a total of 500,000 shares of common stock was initially reserved for issuance under the 2003 Stock Plan. By its terms, the 2003 Stock Plan may be amended by the Board of Directors, provided that any amendment which the Board of Directors determines requires stockholder approval is subject to receiving such stockholder approval. On February 13, 2004, the Board of Directors voted to approve an amendment to the Plan to increase the aggregate number of shares of common stock which may be offered under the Plan by 2,000,000 shares. This amendment is being submitted for your approval to ensure continued qualification of the continued qualification of the 2003 Stock Plan under (i) Nasdaq rules, (ii) Section 162(m) of the Internal Revenue Code and (iii) Section 422 of the Internal Revenue Code. The Board believes that amending the 2003 Stock Plan is advisable to give the Company the flexibility needed to attract, retain and motivate employees, directors and consultants. All employees and consultants of the Company and the members of the Board of Directors are eligible to participate in the 2003 Stock Plan. The proposed amendment to the 2003 Stock Plan is being made solely to increase the number of shares available for issuance by 2,000,000 shares. No other changes in the 2003 Stock Plan are being proposed. The 2003 Stock Plan, as amended, is attached to this proxy statement as Appendix B.

Summary of Material Features of the 2003 Stock Plan.

The following is a summary of the key provisions of the 2003 Stock Plan.

Purpose:

The purpose of the 2003 Stock Plan is to encourage ownership of our common stock by our employees, directors and certain consultants in order to attract such people, to induce them to work for our benefit and to provide additional incentive for them to promote our success.

Administration:

The 2003 Stock Plan is to be administered by our Board of Directors, except to the extent that it delegates its authority to a committee of the Board of Directors. The Board of Directors has designated its Compensation Committee as the administrator of the Plan.

Awards:

The 2003 Stock Plan authorizes the issuance of stock grants to our employees, directors and consultants, the grant of incentive stock options to our employees and the grant of non-qualified options to our employees, directors and consultants (approximately 200 people).

Options Exercise Price:

For non-qualified options, the exercise price per share is determined by the Compensation Committee, subject to the limitation that the exercise price at least equal the par value per share of our common stock (i.e. $0.01 per share).

For incentive stock options, the exercise price per share is determined by the Compensation Committee, subject to the limitation that the exercise price at least equal 100% of the fair market value per share of common stock on the date of grant of the incentive stock option. If the optionee owns more than 10% of the total combined voting power of Paradigm Genetics, the exercise price per share must at least equal

110% of the fair market value per share of common stock on the date of grant of the incentive stock option.

Term of Options:

The term of non-qualified options is determined by the Compensation Committee. For incentive stock options, the term of the option, like the exercise price, depends upon the ownership interest of the optionee in Paradigm Genetics. Generally, the term of an incentive stock option is ten years. If the optionee owns more than 10% of the total combined voting power of Paradigm Genetics, the term of the incentive stock option will be no more than five years. An option is subject to early termination upon the termination of employment or other relationship of the optionee with us, whether such termination is at the option of us, the optionee, or as a result of the death or disability of the optionee.

Vesting; Exercise of Options:

An option may be exercised by giving written notice to us together with provision for payment of the full exercise price for the number of shares as to which the option is being exercised. The ability of an optionee to exercise an option, however, is subject to the vesting of the option. At the time the option is granted, a vesting period is established, which generally extends over a period of a few years. As the option vests, an optionee will be able to exercise the option with respect to the vested portion of the shares and ultimately with respect to all of the vested shares, until such time as the option expires or terminates.

Term of Stock Grant:

The date prior to which an offer of a stock grant must be accepted by a grantee and the stock grant purchase price, if any, shall be determined by the Compensation Committee. A stock grant may be subject to repurchase by us upon termination of employment of the grantee with Paradigm Genetics, under certain circumstances.

As of December 31, 2003, 492,500 shares of common stock had been issued under the 2003 Stock Plan. On February 27, 2004, the closing market price per share of our common stock was $1.36, as reported in the Nasdaq National Market System.

Federal Income Tax Considerations

The following is a brief summary of the applicable federal income tax laws relating to stock options and stock grants under the 2003 Stock Plan:

Incentive Stock Options:

Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to Paradigm Genetics at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income.” Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and Paradigm Genetics will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:

Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to Paradigm Genetics at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to Paradigm Genetics in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:

With respect to stock grants under the Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. Paradigm Genetics generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. Paradigm Genetics generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

The affirmative vote of a majority of the votes present or represented and entitled to vote at the Meeting is required to approve the increase in the aggregate number of shares of Common Stock available under the Plan.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE PLAN TO INCREASE BY 2,000,000 TO 2,500,000 THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK AND STOCK OPTIONS MAY BE GRANTED UNDER THE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT PUBLIC ACCOUNTANTS

(Notice Item 4)

The Audit Committee has appointed PricewaterhouseCoopers LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2004. The Audit Committee and the Board propose that the Stockholders ratify this appointment. PricewaterhouseCoopers LLP audited the Company’s financial statements for the fiscal year ended December 31, 2003. The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

The Company paid PricewaterhouseCoopers LLP a total of $99,000 for their audit of the Company’s annual financial statements for the fiscal year ended December 31, 2003 and for their review of the Company’s Quarterly Reports on Form 10-Q filed during 2003. The Company paid PricewaterhouseCoopers LLP a total of $89,775 for their audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and for their review of the Company’s Quarterly Reports on Form 10-Q filed during 2002.

Tax Fees

During the Company’s fiscal year ended December 31, 2003, the Company paid PricewaterhouseCoopers LLP a total of $8,050 for tax preparation work. During the Company’s fiscal year ended December 31, 2002, the Company paid PricewaterhouseCoopers LLP a total of $7,200 for tax preparation work.

All Other Fees

During the Company’s fiscal year ended December 31, 2003, the Company did not pay PricewaterhouseCoopers LLP any other fees. During the Company’s fiscal year ended December 31, 2002, the Company paid PricewaterhouseCoopers LLP a total of $36,800 for the filing of the Company’s Form S-3 and audit of the Company’s 401(K) plan.

Policy on Audit Committee Pre-Approval of Audit and Permissable Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event that ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the Company is not obtained at the Meeting, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to ratify the appointment of the independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

To be considered for inclusion in the proxy statement relating to the Company’s Annual Meeting of stockholders to be held in 2005, stockholder proposals must be received no later than December 12, 2004. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, proposals must be received no later than February 25, 2005 and no earlier than January 26, 2005. Proposals received after that date will not be voted on at the Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission. In order to be considered by the Nominating Committee notice of a stockholder’s intent to nominate candidates for election as directors must be submitted not less than 45 days nor more than 75 days prior to the anniversary of the preceding Annual Meeting (unless the date of an Annual Meeting is changed by more than 30 days from the anniversary of the date of the previous Annual Meeting, in which case the deadline will be no more than 10 days after Paradigm’s announcement of the Annual Meeting date). Stockholder proposals or notices of intent to nominate candidates for election as directors should be submitted to Paradigm Genetics, Inc., Attention: Corporate Secretary, at 108 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709.

108 T.W. ALEXANDER DRIVE

RESEARCH TRIANGLE PARK, NC 27709

(919) 425-3000

March 31, 2004

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company, is available to beneficial owners of the Company’s Common Stock without charge upon written request to Investor Relations, Paradigm Genetics, Inc., 108 T.W. Alexander Drive, Research Triangle Park, NC 27709.

APPENDIX A

AUDIT COMMITTEE CHARTER

I.    PURPOSE

The Audit Committee shall provide assistance to the board of directors of the Corporation (the “Board”) in fulfilling the Board’s responsibility to the Corporation’s shareholders relating to the Corporation’s accounting, financial reporting practices, and the quality and integrity of its financial reports. The Audit Committee’s primary duties and responsibilities are to:

•	Oversee that management has maintained the reliability and integrity of the accounting policies, financial reporting and disclosure practices of the Corporation;

•	Oversee that management has established and maintained an independent relationship with its external auditor;

•	Oversee that management has established and maintained processes to assure that an adequate system of internal control of financial reporting is functioning within the Corporation; and

•	Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

The Audit Committee intends to fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.    COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, in that each Audit Committee member may not, other than in his or her capacity as a director or member of any committee of the Board, (i) accept any consulting, advisory, or other compensatory fee from the Corporation; or (ii) be an affiliated person of the Corporation or any subsidiary thereof. In addition, each Audit Committee member shall meet the independence requirements of NASD Rule 4200, which governs the Nasdaq Stock Market (“Nasdaq”), as such requirements may be changed from time to time; provided, that any non-independent director serving on the Audit Committee pursuant to the “exceptional and limited circumstances” exception available under Nasdaq rules may not serve on the Audit Committee for more than two (2) years; and provided, further, that such non-independent director may not be permitted to serve as chair of the Audit Committee.

All members of the Audit Committee shall be familiar with basic finance and accounting practices and shall be able to read and understand fundamental financial statements at the time of their appointment to the Audit Committee. Furthermore, at least one member of the Audit Committee shall be financially sophisticated as defined by having experience in finance or accounting, professional certification in accounting, or any other comparable experience or background, such as being or having been a CEO or CFO or other senior officer with financial oversight responsibilities. The Corporation shall disclose, in its annual report, whether or not, and if not, the reasons therefore, the Audit Committee includes at least one Audit Committee Financial Expert, as defined by the Securities Exchange Act of 1934, as amended.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall hold office until their resignations or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III.    MEETINGS

The Audit Committee shall meet in executive session at least two times per year, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet separately, at least annually, with management, the director of the internal auditing department and the independent auditor to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet separately with the independent auditor, and management quarterly to review the Corporation’s financial statements in accordance with Section IV below.

IV.    RESPONSIBILITIES AND DUTIES

The Audit Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, retention, compensation, evaluation, oversight and, if necessary, termination of the registered public accounting firm(s) employed by the Corporation (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each registered public accounting firm shall report directly to the Audit Committee. The Audit Committee’s responsibility is oversight. Management of the Corporation has the responsibility for the Corporation’s financial statements as well as the Corporation’s financial reporting process, principles, and internal controls. The independent auditor is responsible for performing an audit of the Corporation’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Corporation’s quarterly financial statements and other procedures. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons within the Corporation and of the professionals and experts (such as the independent auditor) from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management of the independent auditor as to any non-audit services provided by the independent auditor to the Corporation.

To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

1.	Review and reassess, at least annually, the adequacy of this Charter and make recommendations to the Board, as conditions dictate, to update this Charter.

2.	Review with management and the independent auditor the Corporation’s annual financial statements and Form 10-K prior to the filing of the Form 10-K or prior to the release of earnings, including a discussion with the independent auditor of the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”).

3.	Review with management and the independent auditor each Form 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent auditor of the matters required to be discussed by SAS No. 61. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

4.	Review with management and the independent auditor the effect of regulatory and accounting initiatives that may affect the Corporation, as well as the effect of any off-balance sheet structures and transactions on the Corporation’s financial statements.

Independent Auditor

5.	Review the performance of the independent auditor and appoint or terminate the independent auditor. The Audit Committee has the sole authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The independent auditor is ultimately accountable to the Audit Committee for such auditor’s review of the financial statements and controls of the Corporation. The Audit Committee shall determine the appropriate compensation of the independent auditor.

6.	Approve in advance all audit services and all permitted non-audit services, except where such services are determined to be de minimis under the Exchange Act. The Audit Committee may delegate, to one or more designated members of the Audit Committee, the authority to grant such pre-approvals. The decisions of any member to whom such authority is delegated shall be presented to the full Audit Committee at each of its scheduled meetings.

7.	Oversee and ensure the independence of the auditor by:

•	receiving from, and reviewing and discussing with, the auditor, on a periodic basis, a formal written statement delineating all relationships between the auditor and the Corporation consistent with Independence Standards Board Standard 1 (“ISB No. 1”);

•	reviewing, and actively discussing with the Board, if necessary, and the auditor, on a periodic basis, any disclosed relationships or services between the auditor and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the auditor;

•	recommending, if necessary, that the Board take appropriate action to satisfy itself of the auditor’s independence; and

•	ensuring that the lead or coordinating audit partner having primary responsibility for the audit, or the audit partner responsible for reviewing the audit does not perform audit services for the Corporation for more than five (5) consecutive fiscal years.

8.	Set clear hiring policies for employees or former employees of the Corporation’s independent auditor.

Financial Reporting Process

9.	In consultation with the independent auditor and the internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external. The Audit Committee shall report regularly to and review with the full Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditor, or the performance of the internal audit function.

10.	Consider and approve, if appropriate, changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditor, management, or the internal auditing department.

11.	Ensure that there exist regular systems of reporting to the Audit Committee by each of management, the independent auditor and the internal auditor regarding any significant judgments made in management’s preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

12.	Regularly review any significant disagreements among management and the independent auditor or the internal auditing department in connection with the preparation of the financial statements.

13.	Ensure and oversee timely reports from the independent auditor to the Audit Committee of (i) all critical accounting policies and practices; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and the management of the Corporation, such as any management letter or schedule of unadjusted differences.

Legal Compliance/General

14.	Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

15.	Report through its Chair to the Board following meetings of the Audit Committee.

16.	Maintain minutes or other records of meetings and activities of the Audit Committee.

17.	Review and approve, prior to the Corporation’s entry into any such transactions, all transactions between the Corporation and its executive officers, members of its Board, beneficial holders of more than 5% of the Corporation’s securities, immediate family members of any of the foregoing persons, and any other parties whom the Board determines may be considered to be related parties.

18.	When deemed necessary by the members of the Audit Committee, retain independent legal, accounting or other advisors or consultants to advise and assist the Audit Committee in carrying out its duties, without needing to seek approval for the retention of such advisors or consultants from the Board. The Audit Committee shall determine the appropriate compensation for any advisers retained by the Audit Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

19.	Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

20.	Perform any other activities consistent with this Charter, the Corporation’s by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

V.    COMPENSATION

21.	Audit Committee members shall be compensated by the Corporation solely in the form of directors’ fees. Audit Committee members may, however, receive greater fees than those received for Board service by other Board members, in light of their heightened responsibilities to the Corporation.

APPENDIX B

2003 Employee, Director and Consultant Stock Plan

PARADIGM GENETICS, INC.

2003 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

1.    DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Paradigm Genetics, Inc. 2003 Employee, Director and Consultant Stock Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $0.01 par value per share.

Company means Paradigm Genetics, Inc., a Delaware corporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Fair Market Value of a Share of Common Stock means:

(1)	If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date;

(2)	If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

(3)	If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Option Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this Paradigm Genetics, Inc. 2003 Employee, Director and Consultant Stock Plan.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Grant Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Stock Right means a right to Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option or a Stock Grant.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.    PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options and Stock Grants.

3.    SHARES SUBJECT TO THE PLAN.

(a)	The number of Shares which may be issued from time to time pursuant to this Plan shall be 2,500,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 23 of the Plan.

(b)	If an Option ceases to be “outstanding”, in whole or in part, or if the Company shall reacquire any Shares issued pursuant to a Stock Grant, the Shares which were subject to such Option and any Shares so reacquired by the Company shall be available for the granting of other Stock Rights under the Plan. Any Option shall be treated as “outstanding” until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.

4.    ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a.	Interpret the provisions of the Plan or of any Option or Stock Grant and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.	Determine which Employees, directors and consultants shall be granted Stock Rights;

c.	Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 500,000 Shares be granted to any Participant in any fiscal year;

d.	Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; and

e.	Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Options or Shares acquired upon exercise of Options;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

If permissible under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. Any such allocation or delegation may be revoked by the Board of Directors or the Committee at any time.

5.    ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options and Stock Grants may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.    TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

A.	Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

a.	Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the par value per share of Common Stock.

b.	Each Option Agreement shall state the number of Shares to which it pertains;

c.	Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

d.	Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

i.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

ii.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

B.	ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

a.	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clause (a) thereunder.

b.	Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

i.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

ii.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the said Fair Market Value on the date of grant.

c.	Term of Option: For Participants who own:

i.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

ii.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

d.	Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.    TERMS AND CONDITIONS OF STOCK GRANTS.

Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in a Stock Grant Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Grant Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)	Each Stock Grant Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b)	Each Stock Grant Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c)	Each Stock Grant Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such reacquisition rights shall accrue and the purchase price therefor, if any.

8.    EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal note, for full, partial or no recourse, bearing interest payable not less than annually at market rate on the date of exercise and at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, with or without the pledge of such Shares as collateral, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 26) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any ISO shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

9.    ACCEPTANCE OF STOCK GRANT AND ISSUE OF SHARES.

A Stock Grant (or any part or installment thereof) shall be accepted by executing the Stock Grant Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant is being accepted, and upon compliance with any other conditions set forth in the Stock Grant Agreement. Payment of the purchase price for the Shares as to which such Stock Grant is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a Fair Market Value equal as of the date of acceptance of the Stock Grant to the purchase price of the Stock Grant, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal note, for full or partial recourse as determined by the Administrator, bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above.

The Company shall then reasonably promptly deliver the Shares as to which such Stock Grant was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the Stock Grant Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant or Stock Grant Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant was made, if the amendment is adverse to the Participant.

10.    RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.

11.    ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Option Agreement or Stock Grant Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

12.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.	A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause”, Disability, or death for which events there are special rules in Paragraphs 13, 14, and 15, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b.	Except as provided in Subparagraph (c) below, or Paragraph 14 or 15, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c.	The provisions of this Paragraph, and not the provisions of Paragraph 14 or 15, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d.	Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

e.	A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

f.	Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

13.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

a.	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

b.	For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty,

unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.	“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

d.	Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

a.	To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

b.	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

15.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

a.	To the extent that the Option has become exercisable but has not been exercised on the date of death; and

b.

In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

16.	EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS.

In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

For purposes of this Paragraph 16 and Paragraph 17 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 16 and Paragraph 17 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

17.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 18, 19, and 20, respectively, before all Company rights of repurchase shall have lapsed, then the Company shall have the right to repurchase that number of Shares subject to a Stock Grant as to which the Company’s repurchase rights have not lapsed.

18.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause”:

a.	All Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the purchase price, if any, thereof.

b.	For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.	“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the Company’s right to repurchase all of such Participant’s Shares shall apply.

d.	Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

19.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

20.	EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

21.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a.	The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b.	At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

22.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation.

23.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Option Agreement or Stock Grant Agreement:

A.	Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise or acceptance of such Stock Right may be appropriately increased or decreased proportionately, and appropriate adjustments may be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitation in Paragraph 4(c) shall also be proportionately adjusted upon the occurrence of such events.

B.	Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, or, upon a change of control of the Company, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Stock Grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Stock Grants shall terminate; or (iii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

C.	Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising or accepting a Stock Right after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance the number of replacement securities which would have been received if such Stock Right had been exercised or accepted prior to such recapitalization or reorganization.

D.	Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.

24.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

25.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

26.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

27.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 28) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

28.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

29.	TERMINATION OF THE PLAN.

The Plan will terminate on February 13, 2013, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Option Agreements or Stock Grant Agreements executed prior to the effective date of such termination.

30.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements and Stock Grant Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Agreements and Stock Grant Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

31.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Option Agreement or Stock Grant Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

32.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of North Carolina.

PARADIGM GENETICS, INC.

108 T.W. ALEXANDER DRIVE

RESEARCH TRIANGLE PARK, NC 27709

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 12, 2004

PARADIGM GENETICS, INC. BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated March     , 2004 in connection with the Annual Meeting of Stockholders to be held at 10 a.m. on Wednesday, May 12, 2004 at the offices of Paradigm Genetics, Inc., 108 T.W. Alexander Drive, Research Triangle Park, NC 27709 and hereby appoints Heinrich Gugger, Ph.D. and J. Barry Buzogany, Esquire, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Paradigm Genetics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposals 2, 3 and 4.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

1.    Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate):

Proposal to elect nominate Mark B. Skaletsky, Susan K. Harlander, Ph.D. and Douglas R. Morton, Jr., Ph.D. as Directors of the Company.

Mark B. Skaletsky	☐ FOR	☐ WITHHOLD VOTE
Susan K. Harlander, Ph.D.	☐ FOR	☐ WITHHOLD VOTE
Douglas R. Morton, Jr., Ph.D.	☐ FOR	☐ WITHHOLD VOTE

2.    Proposal to amend the Company’s Certificate of Incorporation to increase the authorized number of shares of the Company’s Common Stock from 50,000,000 to 100,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.    Proposal to increase by 2,000,000 to 2,500,000 shares the aggregate number of shares of the Company’s Common Stock, $0.01 par value per share for which stock and stock options may be granted under the Company’s 2003 Employee, Director and Consultant Stock Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.    Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☒ Please mark votes as in this example.

       The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:                                                               Date

Signature:                                                               Date

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!